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                                                                    Exhibit 10.2



                                 PROMISSORY NOTE
                                 ---------------


$11,000,000.00                                             Boston, Massachusetts
                                                              September 24, 1998


         FOR VALUE RECEIVED, the undersigned Alkermes, Inc., a Pennsylvania corporation ("Alkermes"), Alkermes Controlled Therapeutics, Inc., a Pennsylvania corporation ("ACT I") and Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation ("ACT II") (Alkermes, ACT I and ACT II being referred to herein individually as a "Borrower" and collectively as the "Borrowers") hereby jointly and severally promise to pay to the order of FLEET NATIONAL BANK (the "Bank") the principal amount of Eleven Million and 00/100 ($11,000,000.00) Dollars or such portion thereof as may be advanced under Section 2(c) of the below-described Loan Supplement and Modification Agreement ("Principal"), with interest, at the rate hereinafter set forth, on the daily balance of all unpaid Principal, from the date hereof until payment in full of all Principal and interest hereunder. As used herein, (i) "Loan Supplement and Modification Agreement" means that certain Third Loan Supplement and Modification Agreement of even date herewith among the Borrowers and the Bank and (ii) "Letter Agreement" means that certain letter agreement dated September 27, 1996 among the Borrowers and the Bank, as amended.

         Interest on all unpaid Principal shall be due and payable monthly in arrears, on the first Business Day (as defined in the Loan Supplement and Modification Agreement) of each month, commencing on the first such date after the advance of any Principal and continuing on the first Business Day of each month thereafter and on the date of payment of this note in full, at a fluctuating rate per annum (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) which shall at all times (except as provided in the next following sentence) be equal to the Prime Rate, as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in the aforesaid rate of interest to become effective on the same day on which any change in the Prime Rate is effective; provided, however, that (A) if a LIBOR Interest Rate (as defined in the Loan Supplement and Modification Agreement) shall have become applicable to all or any portion of the outstanding Principal for any Interest Period (as defined in the Loan Supplement and Modification Agreement), then interest on such Principal or portion thereof shall accrue at said applicable LIBOR Interest Rate for such Interest Period and shall be payable on the Interest Payment Date (as defined in the Loan Supplement and Modification Agreement) applicable to such Interest Period, and (B) if a COF Interest Rate (as defined in the Loan Supplement and Modification Agreement) shall be applicable to all or any portion of the outstanding Principal, then interest on such outstanding Principal or portion thereof shall accrue at said COF Interest Rate and shall be paid on the first Business Day of each month. Overdue Principal and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of (i) four (4%) percent per annum PLUS (ii) the per annum rate otherwise payable under this note with respect to the Principal which is overdue (or as to which such interest is overdue) (but in no event in excess of the maximum rate permitted by then applicable law), compounded monthly and payable on demand. As used herein, "Prime Rate"







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means that variable rate of interest per annum designated by the Bank from time to time as its prime rate, it being understood that such rate is merely a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. If the entire amount of any required Principal and/or interest is not paid within ten (10) days after the same is due, the Borrowers shall pay (and shall be jointly and severally obligated to pay) to the Bank a late fee equal to five percent (5%) of the required payment.

         The Principal of this note represents the Tranche B September 1998 Term Loans (as defined in the Loan Supplement and Modification Agreement) made pursuant to Section 2(c) of the Loan Supplement and Modification Agreement. The Principal of this note shall be repaid by the Borrowers in seventeen (17) equal consecutive quarterly installments (each in an amount equal to 1/40th of the aggregate principal amount of the Tranche B September 1998 Term Loans outstanding at the close of business on March 31, 1999), such installments to commence on June 30, 1999 and to continue on the last Business Day of each calendar quarter thereafter through and including June 30, 2003, PLUS an eighteenth (18th) and final "balloon" payment due on September 30, 2003 in an amount equal to all then unpaid Principal and all interest accrued but unpaid thereon. The Borrowers may at any time and from time to time prepay all or any portion of Principal, but, as to Fixed Rate Loans (as defined in the Loan Supplement and Modification Agreement), only at the times and in the manner, and (under certain circumstances) with the additional payments, provided for in the Loan Supplement and Modification Agreement. Any prepayment of Principal, in whole or in part, will be without premium or penalty (but, in the case of Fixed Rate Loans, may require payment of additional amounts, as provided for in the Loan Supplement and Modification Agreement). Each Principal prepayment shall be accompanied by payment of all interest on the prepaid amount accrued but unpaid to the date of payment. Any partial prepayment of Principal shall be applied against Principal installments (including the final "balloon" payment of Principal) thereafter coming due, in inverse order of normal maturity.

         Payments of both Principal and interest shall be made, in lawful money of the United States in immediately available funds, at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or at such other address as the Bank may from time to time designate.

         Each of the undersigned Borrowers irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to this note or on the books of the Bank, at or following the time of receiving any payment of Principal, an appropriate notation reflecting such transaction and the then aggregate unpaid balance of Principal. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower hereunder or under the Letter Agreement. The Principal balance of this note, as recorded by the Bank from time to time on such schedule or on such books, shall constitute presumptive evidence of the unpaid principal amount of the Tranche B September 1998 Term Loans.

         Each Borrower hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any





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person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands and notices generally in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (c) agrees to pay, to the extent permitted by law, all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Bank in enforcing this note and any collateral or security therefor, all whether or not litigation is commenced.

         This note is secured, INTER ALIA, by a Security Agreement dated as of September 27, 1996, as amended (as so amended, the "Security Agreement") given by the Borrowers to the Bank. This note is the "Tranche B September 1998 Term Note" referred to in the Loan Supplement and Modification Agreement and constitutes an "Additional Term Note" as defined in the Letter Agreement and the Security Agreement and is entitled to the benefits thereof. This note is subject to prepayment under the conditions set forth in the Letter Agreement and the Loan Supplement and Modification Agreement (which, in the case of Fixed Rate Loans, may require the making of certain additional payments, as provided for in the Loan Supplement and Modification Agreement). The maturity of this note may be accelerated upon the occurrence of an Event of Default, as provided in the Letter Agreement. This note is the joint and several obligation of the Borrowers.

         EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED ON THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY RELATED DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PERSON. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND TO MAKE LOANS AS CONTEMPLATED IN THE LETTER AGREEMENT AND THE LOAN SUPPLEMENT AND MODIFICATION AGREEMENT.

         Executed, as an instrument under seal, as of the day and year first above written.


CORPORATE SEAL                               ALKERMES, INC.

ATTEST:

                                             By: /s/ Robert A. Breyer
/s/ Patricia L. Allen                            -------------------------------
---------------------------------                Name: Robert A. Breyer
Assistant Secretary                              Title: President



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CORPORATE SEAL                               ALKERMES CONTROLLED
                                               THERAPEUTICS, INC.
ATTEST:

                                             By: /s/ Robert A. Breyer
/s/ Patricia L. Allen                            -------------------------------
---------------------------------                Name: Robert A. Breyer
Assistant Secretary                              Title: Vice President



CORPORATE SEAL                               ALKERMES CONTROLLED
                                               THERAPEUTICS INC. II
ATTEST:

                                             By: /s/ Robert A. Breyer
/s/ Patricia L. Allen                            -------------------------------
---------------------------------                Name: Robert A. Breyer
Assistant Secretary                              Title: Vice President






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